                             BY-LAWS

                               OF

                 ALLIANCE TECHNOLOGY FUND, INC.

                      ____________________

                            ARTICLE I

                             Offices

         Section 1.  Principal Office in Maryland.  The principal

office shall be in the City of Baltimore, State of Maryland.

         Section 2.  Other Offices.  The Corporation may have

offices also at such other places within and without the State of

Maryland as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                           ARTICLE II

                    Meetings of Stockholders

         Section 1.  Place of Meeting.  Meetings of stockholders

shall be held at such place, either within the State of Maryland or at such other place within the United States, as shall be fixed from time to time by the Board of Directors.

         Section 2.  Annual Meetings.  Annual meetings of

stockholders shall be held on a date fixed from time to time by the Board of Directors not less than ninety nor more than one hundred and twenty days following the end of each fiscal year of the Corporation, for the election of directors and the transaction of any other business within the powers of the Corporation.

         Section 3.  Notice of Annual Meeting.  Written or printed

notice of the annual meeting, stating the place, date and hour thereof, shall be given to each stockholder entitled to vote thereat not less than ten nor more than ninety days before the date of the meeting.

         Section 4.  Special Meetings.  Special meetings of

stockholders may be called by the chairman, the president or by the Board of Directors and shall be called by the secretary upon the written request of holders of shares entitled to cast not less than twenty-five per cent of all the votes entitled to be cast at such meeting.  Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat.  In the case of such request for a special meeting, upon payment by such stockholders to the Corporation of the estimated reasonable cost of preparing and mailing a notice of such meeting, the

secretary shall give the notice of such meeting.  The secretary shall not be required to call a special meeting to consider any matter which is substantially the same as a matter acted upon at any special meeting of stockholders held within the preceding twelve months unless requested to do so by holders of shares entitled to cast not less than a majority of all votes entitled to be cast at such meeting.

         Section 5.  Notice of Special Meeting.  Written or

printed notice of a special meeting of stockholders, stating the place, date, hour and purpose thereof, shall be given by the




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secretary to each stockholder entitled to vote thereat not less than ten nor more than ninety days before the date fixed for the meeting.

         Section 6.  Business of Special Meetings.  Business

transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof.

         Section 7.  Quorum.  The holders of a majority of the

stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.

         Section 8.  Voting.  When a quorum is present at any

meeting, the affirmative vote of a majority of the votes cast shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Investment

Company Act of 1940, as from time to time in effect, or other statutes or rules or orders of the Securities and Exchange

Commission or any successor thereto or of the Articles of

Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 9.  Proxies.  Each stockholder shall at every

meeting of stockholders be entitled to one vote in person or by proxy for each share of the Common Stock having voting power held by such stockholder, but no proxy shall be voted after eleven months from its date, unless otherwise provided in the proxy.




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         Section 10.  Record Date.  In order that the Corporation

may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in

advance, a record date which shall be not more than sixty days and, in the case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken.  In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty days.  If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting.  If no record date is fixed and the stock transfer books are not closed for the determination of stockholders:  (1) The record date for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day on which notice of the meeting of stockholders is mailed or the day thirty days before the meeting,

whichever is the closer date to the meeting; and (2) The record




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date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the

Board of Directors, declaring the dividend or allotment of rights,

is adopted, provided that the payment or allotment date shall not be more than sixty days after the date of the adoption of such resolution.

         Section 11.  Inspectors of Election.  The directors, in

advance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not appointed, the person presiding at the meeting may, out need not, appoint one or more inspectors.

In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares

outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or




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consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.

On request of the person presiding at the meeting or any

stockholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

         Section 12.  Informal Action by Stockholders.  Except to

the extent prohibited by the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Corporation.

                           ARTICLE III

                       Board of Directors

         Section 1.  Number of Directors.  The number of directors

which shall constitute the entire Board of Directors shall be one.

By amendment of this by-law the number may be increased or

decreased from time to time by the vote of a majority of the




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


entire Board of Directors within the limits permitted by law but at no time may be more than twenty as provided in the Articles of

Incorporation, but the tenure of office of a director in office at the time of any decrease in the number of directors shall not be affected as a result thereof.  The directors shall be elected to hold office at the annual meeting of stockholders, except as provided in Section 2 of this Article, and each director shall hold office until the next annual meeting of stockholders or until his successor is elected and qualified.  Any director may resign at any time upon written notice to the Corporation.  Any director may be removed, either with or without cause, at any meeting of stockholders duly called and at which a quorum is present by the affirmative vote of the majority of the votes entitled to be cast thereon, and the vacancy in the Board of Directors caused by such removal may be filled by the stockholders at the time of such removal.  Directors need not be stockholders.

         Section 2.  Vacancies and Newly-Created Directorships.

Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of

Directors although such majority is less than a quorum.  Any vacancy occurring by reason of an increase in the number of

directors may be filled by a majority of the directors then in office, though less than a quorum.  A director elected by the

Board of Directors to fill a vacancy shall be elected to hold




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office until the next annual meeting of stockholders or until his successor is elected and qualifies.

         Section 3.  Powers.  The business and affairs of the

Corporation shall be managed by the Board of Directors which shall exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of

Incorporation or by these By-Laws conferred upon or reserved to the stockholders.

         Section 4.  Annual Meeting.  The first meeting of each

newly elected Board of Directors shall be held immediately

following the adjournment of the annual meeting of stockholders and at the place thereof.  No notice of such meeting to the

directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present.  In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

         Section 5.  Other Meetings.  The Board of Directors of

the Corporation or any committee thereof may hold meetings, both regular and special, either within or without the State of

Maryland.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.  Special meetings of the Board of Directors may be called by the chairman, the president or by two or more directors.  Notice of special meetings




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of the Board of Directors shall be given by the secretary to each director at least three days before the meeting if by mail or at least 24 hours before the meeting if given in person or by

telephone or by telegraph.  The notice need not specify the

business to be transacted.

         Section 6.  Quorum and Voting.  At meetings of the Board

of Directors, two of the directors in office at the time, but in no event less than one-third of the entire Board of Directors,

shall constitute a quorum for the transaction of business.  The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of

Directors.  If a quorum shall not be present at any meeting of the

Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 7.  Committees.  The Board of Directors may, by

resolution passed by a majority of the entire Board of Directors,

appoint from among its members an executive committee and other committees of the Board of Directors, each committee to be

composed of two or more of the directors of the Corporation.  The

Board of Directors may, to the extent provided in the resolution,

delegate to such committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of

Directors in the management of the business and affairs of the

Corporation, except the power to declare dividends, to issue stock




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or to recommend to stockholders any action requiring stockholders'

approval.  Such committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the Board of Directors.  Unless the Board of Directors

designates one or more directors as alternate members of any committee, who may replace an absent or disqualified member at any meeting of the committee, the members of any such committee

present at any meeting and not disqualified from voting may,

whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member of such committee.

At meetings of any such committee, a majority of the members or alternate members of such committee shall constitute a quorum for the transaction of business and the act of a majority of the members or alternate members present at any meeting at which a quorum is present shall be the act of the committee.

         Section 8.  Minutes of Committee Meetings.  The

committees shall keep regular minutes of their proceedings.

         Section 9.  Informal Action by Board of Directors and

Committees.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the

minutes of proceedings of the Board of Directors or committee.




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         Section 10.  Meetings by Conference Telephone.  The

members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications

equipment by means of which all persons participating in the meeting can hear each other at the same time and such

participation shall constitute presence in person at such meeting.

         Section 11.  Fees and Expenses.  The directors may be

paid their expenses of attendance at each meeting of the Board of

Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.

No such payment shall preclude any director from serving the

Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be

allowed like reimbursement and compensation for attending

committee meetings.

                           ARTICLE IV

                             Notices

         Section 1.  General.  Notices to directors and

stockholders mailed to them at their post office addresses

appearing on the books of the Corporation shall be deemed to be given at the time when deposited in the United States mail.

         Section 2.  Waiver of Notice.  Whenever any notice is

required to be given under the provisions of the statutes, of the

Articles of Incorporation or of these By-Laws, a waiver thereof in




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writing, signed by the person or persons entitled to said notice,

whether before or after the time stated therein, shall be deemed equivalent of notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                            ARTICLE V

                            Officers

         Section 1.  General.  The officers of the Corporation

shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders and shall be a chairman of the Board of Directors, a president, a secretary and a

treasurer.  The Board of Directors may choose also such vice presidents and additional officers or assistant officers as it may deem advisable.  Any number of offices, except the offices of president and vice president, may be held by the same person.  No officer shall execute, acknowledge or verify any instrument in more than one capacity such instrument is required by law to be executed, acknowledged or verified by two or more officers.

         Section 2.  Other Officers and Agents.  The Board of

Directors may appoint such other officers and agents as it desires who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.




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         Section 3.  Tenure of Officers.  The officers of the

Corporation shall hold office at the pleasure of the Board of

Directors.  Each officer shall hold his office until his successor is elected and qualifies or until his earlier resignation or removal.  Any officer may resign at any time upon written notice to the Corporation.  Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors when, in its judgment, the best interests of the Corporation will be served thereby.  Any vacancy occurring in any office of the

Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

         Section 4.  Chairman of the Board of Directors.  The

chairman of the Board of Directors shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and of the Board of Directors shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall execute on behalf of the

Corporation, and may affix the seal or cause the seal to be

affixed to, all instruments requiring such execution except to the extent that signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 5.  President.  The president shall, in the

absence of the chairman of the Board of Directors, preside at all




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meetings of the stockholders or of the Board of Directors.  Re shall be ex officio a member of all committees designated by the

Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly

delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 6.  Vice Presidents.  The vice presidents shall

act under the direction of the president and in the absence or disability of the president shall perform the duties and exercise the powers of the president.  They shall perform such other duties and have such other powers as the president or the Board of

Directors may from time to time prescribe.  The Board of Directors may designate one or more executive vice presidents or may

otherwise specify the order of seniority of the vice presidents and, in that event, the duties and powers of the president shall descend to the vice presidents in the specified order of

seniority.

         Section 7.  Secretary.  The secretary shall act under the

direction of the president.  Subject to the direction of the president he shall attend all meetings of the Board of Directors




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and all meetings of stockholders and record the proceedings in a book to be kept for that purpose and shall perform like duties for the committees designated by the Board of Directors when required.

He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the

president or the Board of Directors.  He shall keep in safe

custody the seal of the Corporation and shall affix the seal or cause it to be affixed to any instrument requiring it.

         Section 8.  Assistant Secretaries.  The assistant

secretaries in the order of their seniority, unless otherwise determined by the president or the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary.  They shall perform such other duties and have such other powers as the president or the

Board of Directors may from time to time prescribe.

         Section 9.  Treasurer.  The treasurer shall act under the

direction of the president.  Subject to the direction of the president he shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the Corporation as may be ordered by the president or the Board




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of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

         Section 10.  Assistant Treasurers.  The assistant

treasurers in the order of their seniority, unless otherwise determined by the president or the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer.  They shall perform such other duties and have such other powers as the president or the

Board of Directors may from time to time prescribe.

                           ARTICLE VI

                      Certificates of Stock

         Section 1.  General.  Every holder of Common Stock of the

Corporation who has made full payment of the consideration for such stock shall be entitled upon request to have a certificate,

signed by, or in the name of the Corporation by, the president or a vice president and countersigned by the treasurer or an

assistant treasurer or the secretary or an assistant secretary of the Corporation, certifying the number of whole shares of Common

Stock owned by him in the Corporation.

         Section 2.  Fractional Share Interests or Scrip.  The

Corporation may, but shall not be obliged to, issue fractions of a share of Common Stock, arrange for the disposition of fractional




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interests by those entitled thereto, pay in cash the fair value of fractions of a share of Common Stock as of the time when those entitled to receive such fractions are determined, or issue scrip or other evidence of ownership which shall entitle the holder to receive a certificate for a full share of Common Stock upon the surrender of such scrip or other evidence of ownership aggregating a full share.  Fractional shares of Common Stock shall have

proportionately to the respective fractions represented thereby all the rights of whole shares, including the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the Corporation, excluding however the right to receive a stock certificate representing such

fractional shares.  The Board of Directors may cause such scrip or evidence of ownership to be issued subject to the condition that it shall become void if not exchanged for certificates

representing full shares of Common Stock before a specified date or subject to the condition that the shares of Common Stock for which such scrip or evidence of ownership is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of such scrip or evidence of ownership, or subject to any other reasonable conditions which the Board of Directors shall deem advisable, including provision for forfeiture of such

proceeds to the Corporation if not claimed within a period of not less than three years after the date of the original issuance of scrip certificates.




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         Section 3.  Signatures on Certificates.  Any of or all

the signatures on a certificate may be a facsimile.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of issue.  The seal of the

Corporation or a facsimile thereof may, but need not, be affixed to certificates of stock.

         Section 4.  Lost, Stolen or Destroyed Certificates.  The

Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of any affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

         Section 5.  Transfer of Shares.  Upon request by the

registered owner of shares, and if a certificate has been issued to represent such shares upon surrender to the Corporation or a




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transfer agent of the Corporation of a certificate for shares of

Common Stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, subject to the

Corporation's rights to purchase such shares, it shall be the duty of the Corporation, if it is satisfied that all provisions of the

Articles of Incorporation, of the By-Laws and of the law regarding the transfer of shares have been duly complied with, to record the transaction upon its books, issue a new certificate to the person entitled thereto upon request for such certificate, and cancel the old certificate, if any.

         Section 6.  Registered Owners.  The Corporation shall be

entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes

including redemption, voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person,

whether or not it shall have express or other notice thereof,

except as otherwise provided by the laws of Maryland.

                           ARTICLE VII

                         Net Asset Value

         The net asset value of a share of Common Stock of the

Corporation as at the time of a particular determination shall be the quotient obtained by dividing the value at such time of the net assets of the Corporation (i.e., the value of the assets of the Corporation less its liabilities exclusive of capital and




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


surplus) by the total number of shares of Common Stock outstanding at such time, all determined and computed as follows:

              (1)  The assets of the Corporation shall
         be deemed to include (A) all cash on hand, on deposit, or on call, (B) all bills and notes and accounts receivable, (C) all securities owned or contracted for by the Corporation, other than shares of its own Common Stock,
         (D) all stock and cash dividends and cash distributions to be received by the Corporation and not yet received by it but declared to stockholders of record on or before the time at which the net asset value is being determined, (E) all interest accrued on any interest bearing securities owned by the Corporation and (F) all other property of every kind and nature including prepaid expenses; the value of such assets to be determined as follows:

              Securities for which market quotations
         are readily available shall be valued at the last sale price reflected on the consolidated tape at the close of the New York Stock
         Exchange on the business day as of which such value is being determined. If there has been no sale on such day, the securities shall be valued at the mean of the closing bid and asked prices on such day. If no bid and asked prices are quoted on such day, then the security shall be valued at fair value as determined in good faith by the Board of Directors. Readily marketable securities not listed on the New York Stock Exchange but listed on other national securities exchanges shall be valued in like manner. Portfolio securities traded on more than one national securities exchange shall be valued at the last sale price on the business day as of which such value is being determined as reflected on the tape at the close of the exchange representing the principal market for such securities. Readily marketable securities traded only in the over-the-counter market shall be valued at the mean of the current bid and asked prices as reported by the National Quotation Bureau or such other comparable sources deemed appropriate by the Board of Directors. United States Government


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


         obligations and other debt instruments having sixty days or less remaining until maturity are stated at amortized cost. Securities and other investment assets for which market quotations are not readily available shall be valued at fair value as determined in good faith by the Board of Directors.

              (2)  The liabilities of the Corporation
         shall include (A) all bills and notes and accounts payable, (B) all administrative expenses payable and/or accrued (including management and advisory fees payable and/or accrued, including in the case of any contingent feature thereof, an estimate based on the facts existing at the time), (C) all contractual obligations for the payment of money or property, including the amount of any unpaid dividend declared upon the
         Corporation's Common Stock and payable to stockholders of record on or before the time at which net asset value is being determined,
         (D) all reserves, if any, authorized or
         approved by the Board of Directors for taxes, including reserves for taxes at current rates based on any unrealized appreciation in the value of the assets of the Corporation and
         (E) all other liabilities of the Corporation of whatsoever kind and nature except liabilities represented by outstanding capital stock and surplus of the Corporation.

              (3)  For the purposes hereof

                   (A)  Common Stock subscribed for
              shall not be deemed to be outstanding
              until immediately after the time as of
              which its net asset value is determined
              as provided in the Articles of
              Incorporation next following the
              acceptance of the subscription therefor
              and the subscription price thereof shall not be deemed to be an asset of the Corporation until such time, but immediately thereafter such capital stock shall be deemed to be outstanding and until paid the subscription price thereof shall be deemed to be an asset of the Corporation.




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


                   (B)  Common Stock surrendered for
              redemption by the Corporation pursuant to the provisions of the Articles of Incorporation or purchased by the
              Corporation pursuant to the provisions of the Articles of Incorporation or these By-Laws shall be deemed to be outstanding to and including the time as of which its net asset value is determined as provided in the Articles of Incorporation but not thereafter, and thereupon and until paid the redemption or purchase price thereof shall be deemed to be a liability of the Corporation.

                   (C)  Changes in the holdings of the
              Corporation's portfolio securities shall be accounted for on a trade date basis.

                   (D)  Expenses, including management
              and advisory fees, shall be included to
              date of calculation.

In addition to the foregoing, the Board of Directors is

empowered, subject to applicable legal requirements, in its

absolute discretion, to establish other methods for determining the net asset value of each share of Common Stock of the

Corporation.

                          ARTICLE VIII

                          Miscellaneous

         Section 1.  Reserves.  There may be set aside out of any

funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet

contingencies, or for repairing or maintaining any property of the Corporation, or for the purchase of additional property, or for such other purpose as the Board of Directors shall think



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


conducive to the interest of the Corporation, and the Board of

Directors may modify or abolish any such reserve.

         Section 2.  Dividends.  Dividends upon the Common Stock

of the Corporation may, subject to the provisions of the Articles of Incorporation and of the provisions of applicable law, be declared by the Board of Directors at any time.  Dividends may be paid in cash, in property or in shares of the Corporation's

Common Stock, subject to the provisions of the statute and of the

Articles of Incorporation and of applicable law.

         Section 3.  Capital Gains Distributions.  The amount and

number of capital gains distributions paid to the stockholders during each fiscal year shall be determined by the Board of

Directors.  Each such payment shall be accompanied by a statement as to the source of such payment, to the extent required by law.

         Section 4.  Checks.  All checks or demands for money and

notes of the Corporation shall be signed by such officer or

officers or such other person or persons as the Board of

Directors may from time to time designate.

         Section 5.  Fiscal Year.  The fiscal year of the

Corporation shall be fixed by resolution of the Board of

Directors.

         Section 6.  Seal.  The corporate seal shall have

inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland".  The seal






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


may be used by causing it or a facsimile thereof to be impressed or affixed or in another manner reproduced.

         Section 7.  Filing of By-Laws.  A certified copy of the

By-Laws, including all amendments, shall be kept at the principal office of the Corporation in the State of Maryland.

         Section 8.  Annual Report.  The books of account of the

Corporation shall be examined by an independent firm of public accountants at the close of each annual fiscal period of the

Corporation and at such other times, if any, as may be directed by the Board of Directors of the Corporation.  Within one hundred and twenty days of the close of each annual fiscal period a

report based upon such examination at the close of that fiscal period shall be mailed to each stockholder of the Corporation of record at the close of such annual fiscal period, unless the

Board of Directors shall set another record date, at his address as the same appears on the books of the Corporation.  Each such report shall contain such information as is required to be set forth therein by the Investment Company Act of 1940 and the rules and regulation promulgated by the Securities and Exchange

Commission thereunder.  Such report shall also be submitted at the annual meeting of the stockholders and filed within twenty days thereafter at the principal office of the Corporation in the

State of Maryland.

         Section 9.  Stock Ledger.  The Corporation shall

maintain at its principal office outside of the State of Maryland




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


an original or duplicate stock ledger containing the names and addresses of all stockholders and the number of shares of stock held by each stockholder.  Such stock ledger may be in written form or in any other form capable of being converted into written form within a reasonable time for visual inspection.

         Section 10.  Ratification of Accountants by Stock-

holders.  At every annual meeting of the stockholders of the

Corporation there shall be submitted for ratification or

rejection the name of the firm of independent public accountants which has been selected for the current fiscal year in which such annual meeting is held by a majority of those members of the

Board of Directors who are not investment advisers of, or

interested persons (as defined in the Investment Company Act of

1940) of, an investment adviser of, or officers or employees of,

the Corporation.

         Section 11.  Custodian.  All securities and similar

investments owned by the Corporation shall be held by a custodian which shall be either a trust company or a national bank of good standing, having a capital surplus and undivided profits

aggregating not less than two million dollars ($2,000,000), or a member firm of the New York Stock Exchange, Inc.  The terms of custody of such securities and cash shall include such provisions required to be contained therein by the Investment Company Act of

1940 and the rules and regulations promulgated thereunder by the

Securities and Exchange Commission.

         Upon the resignation or inability to serve of any such

custodian the Corporation shall (a) use its best efforts to

obtain a successor custodian, (b) require the cash and securities of the Corporation held by the custodian to be delivered directly to the successor custodian, and (c) in the event that no

successor custodian can be found, submit to the stockholders of the Corporation, before permitting delivery of such cash and securities to anyone other than a successor custodian, the

question whether the Corporation shall be dissolved or shall function without a custodian; provided, however, that nothing herein contained shall prevent the termination of any agreement between the Corporation and any such custodian by the affirmative vote of the holders of a majority of all the capital stock of the

Corporation at the time outstanding and entitled to vote.  Upon its resignation or inability to serve and pending action by the

Corporation as set forth in this section, the custodian may

deliver any assets of the Corporation held by it to a qualified bank or trust company in the City of New York, or to a member firm of the New York Stock Exchange, Inc. selected by it, such assets to be held subject to the terms of custody which governed such retiring custodian.

         Section 12.  Investment Advisers.  The Corporation may

enter into one or more management or advisory, underwriting,

distribution or administration contracts with any person, firm,

partnership, association or corporation but such contract or contracts shall continue in effect only so long as such continuance is specifically approved annually by a majority of the Board of Directors or by vote of the holders of a majority of the voting securities of the Corporation, and in either case by vote of a majority of the directors who are not parties to such contracts or interested persons (as defined in the Investment

Company Act) of any such party cast in person at a meeting called for the purpose of voting on such approval.

                           ARTICLE IX

                           Amendments

         The Board of Directors shall have the power, by a

majority vote of the entire Board of Directors at any meeting thereof, to make, alter and repeal by-laws of the Corporation.




























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